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                                                                    Exhibit 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in amendment no. 1 of the registration statement of Capital Trust on Form S-1 of our report dated February 4, 1997 on our audit of the statement of revenues and certain operating expenses for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts" in the prospectus forming part of this amendment no. 1 to the registration statement.

                                          The Professional Associates, P.C.

                                          (f/k/a) Tackman, Pilla, Arnone and
                                           Company, P.C.

Stamford, Connecticut

November 12, 1997